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                                                                      Exhibit 12

                        STATEMENT REGARDING COMPUTATION
                     OF RATIO OF EARNINGS TO FIXED CHARGES
                AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                                  (UNAUDITED)



                                                                                                                         SIX MONTHS
                                                                                                                            ENDED
                                                                            YEAR ENDED DECEMBER 31                         JUNE 30
                                             -----------------------------------------------------------------------     ----------
                                                 1998           1999           2000           2001           2002            2003
                                             -----------------------------------------------------------------------     ----------
                                                                             (DOLLARS IN THOUSANDS)
EARNINGS:

Income from continuing operations before
  extraordinary items(1)                        $60,830        $71,928        $63,872       $59,219          $66,983        $38,331
Fixed charges                                    26,455         36,403         38,866        34,644           44,644         26,991
Capitalized interest                            (7,740)        (8,578)        (3,079)         (841)            (170)          (638)
Equity (earnings) losses in less than 50%
  owned subsidiary                                (380)            378          (318)         (332)             (15)          (162)
                                                -------       --------        -------       -------         --------        -------
Earnings                                        $79,165       $100,131        $99,341       $92,690         $111,442        $64,522
                                                =======       ========        =======       =======         ========        =======

FIXED CHARGES:

Interest expense(2)                             $18,030        $26,916        $34,622       $32,028          $42,101        $25,038
Capitalized interest                              7,740          8,578          3,079           841              170            638
Amortization of loan expenses                       685            909          1,165         1,775            2,373          1,315
                                                -------       --------        -------       -------         --------        -------
Fixed charges                                   $26,455        $36,403        $38,866       $34,644          $44,644        $26,991
                                                =======        =======        =======       =======          =======        =======

CONSOLIDATED RATIO OF EARNINGS TO
FIXED CHARGES                                      2.99           2.75           2.56          2.68             2.50           2.39
                                                =======       ========        =======       =======         ========        =======


EARNINGS:

Income from continuing operations before
  extraordinary items(1)                        $60,830        $71,928        $63,872       $59,219          $66,983        $38,331
Fixed charges                                    26,455         36,403         38,866        34,644           44,644         26,991
Capitalized interest                            (7,740)        (8,578)        (3,079)         (841)            (170)          (638)
Equity (earnings) losses in less than 50%
  owned subsidiary                                (380)            378          (318)         (332)             (15)          (162)
                                                -------       --------        -------       -------         --------        -------
Earnings                                        $79,165       $100,131        $99,341       $92,690         $111,442        $64,522
                                                =======       ========        =======       =======         ========        =======

COMBINED FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS:

Interest expense(2)                             $18,030        $26,916        $34,622       $32,028          $42,101        $25,038
Capitalized interest                              7,740          8,578          3,079           841              170            638
Amortization of loan expenses                       685            909          1,165         1,775            2,373          1,315
                                                -------       --------        -------       -------         --------        -------
Fixed charges                                    26,455         36,403         38,866        34,644           44,644         26,991
Preferred stock dividends                         4,160         12,814         13,490        13,505           12,468          5,164
                                                -------       --------        -------       -------         --------        -------
Combined fixed charges and preferred stock
  dividends                                     $30,615        $49,217        $52,356       $48,149          $57,112        $32,155
                                                =======        =======        =======       =======          =======        =======

CONSOLIDATED RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS        2.59           2.03           1.90          1.93             1.95           2.01
                                                =======        =======        =======       =======          =======        =======

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(1) Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the losses on extinguishments of debt in 2001 and 2002 to income from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.

(2) For purposes of this statement, interest expense consists of interest on all indebtedness including amounts allocated to discontinued operations, in accordance with FASB Statement No. 144.